Exhibit 99.1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SERGE MONROS

Job:C20141008-0093
October 8, 2014

Special Handling Instructions:
EXP/ADESG EMAILED 10/08/14 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20140706375-95	10/7/2014 4:00:38 PM	1	$175.00	$175.00
24 Hour Expedite	20140706375-95	10/7/2014 4:00:38 PM	1	$125.00	$125.00
Amended Designation	20140706374-84	10/7/2014 4:00:38 PM	1	$175.00	$175.00
24 Hour Expedite	20140706374-84	10/7/2014 4:00:38 PM	1	$125.00	$125.00
Total					$600.00

Payments

Type	Description	Amount
Credit	060711|14100843208415	$300.00
Credit	020811|14100843208453	$300.00
Total		$600.00

Credit Balance: $0.00

1

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

SaviCorp

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The authorized number of Series A Preferred shares is increased from 19,000,000 to 28,000,000.

See attached.

5. Effective date of filing: (optional)

6. Signature: (required)

/s/ Serge Monros

Signature of Officer

2

AMENDMENT TO THE

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

SAVICORP

Pursuant to Section 78.195 of the
Revised Statutes of the State of Nevada

SAVICORP, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that, pursuant to the authority conferred on its board of directors (the "Board of Directors") by its articles of incorporation (the "Articles of Incorporation"), as amended, and in accordance with Section 78.195 of the Revised Statutes of the State of Nevada ("NRS"), the Board of Directors (or, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution amending a series of Preferred Stock of the Corporation designated as "SERIES A Convertible Preferred Stock."

RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation (the "Corporation") by the Articles of Incorporation, a series of Preferred Stock, $.001 par value, of the Corporation be and hereby is amended as follows:

PREFERRED STOCK

1. DESIGNATION. This series of Preferred Stock shall be designated "SERIES A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK").

2. NUMBER OF SHARES AND PAR VALUE. The number of shares constituting the SERIES A Preferred Stock shall be equal to 28,000,000. Each share of the SERIES A Preferred Stock shall have par value of $.001.

3. The authorized number of shares of Preferred Stock of the Corporation is 40,000,000 and the number of shares constituting the SERIES A Convertible Preferred Stock, consisting of the shares authorized hereby, is 28,000,000. No other rights or terms of the SERIES A Convertible Preferred Stock are hereby amended.

IN WITNESS WHEREOF, SAVICORP has caused this amendment to the certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, as of the 19th day of September, 2014.

SAVICORP

By: /s/ Serge Monros
       Serge Monros, CEO Attest:

By: /s/ Rudy Rodriguez

       Rudy Rodriguez, Secretary

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